SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2006

NEW CENTURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina 28334

(Address of principal executive offices)

Registrant’s telephone number, including area code (910) 892-7080

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Acquisition of Progressive State Bank Completed

On July 13, 2006, New Century Bancorp, Inc. (the “Registrant”) completed its acquisition of Progressive State Bank, Lumberton, North Carolina with the merger of Progressive State Bank with and into New Century Bank South. New Century Bank South’s press release dated July 13, 2006 regarding the completion of the acquisition is furnished herewith as Exhibit 99.1.

Overallotment Option Exercised

On July 14, 2006, the Registrant issued 150,000 shares of common stock pursuant to the overallotment option granted to Howe Barnes Investments, Inc., Chicago, IL and Sandler O’Neill & Partners, L.P., New York, NY under the terms of the underwriting agreement dated June 29, 2006 by and between the Registrant, Howe Barnes and Sandler O’Neill. The Registrant received net proceeds of $2,636,250 in connection with the exercise, after payment of underwriting commissions. A copy of Registrant’s underwriting agreement with Howe Barnes and Sandler O’Neill was filed with the Commission on July 5, 2006 as Exhibit 10.1 to the Registrant’s current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated July 13, 2006

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY BANCORP, INC.

By:	/s/ John Q. Shaw, Jr.
John Q. Shaw, Jr.
President and CEO

Dated: July 14, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 13, 2006